Exhibit  21


                          LIFE PARTNERS HOLDINGS, INC.
                                  SUBSIDIARIES
                                February 29, 2004

            Name of Subsidiary                   State of Organization
            ------------------                   ---------------------

1.  Life Partners, Inc.                                 Texas

2.  LPHI Portfolio Management Services, Inc.            Delaware